                                                                     EXHIBIT 2.1
                                                                     ===========

================================================================================

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                     among:


                      HALIS, Inc., a Georgia corporation,

               ABAS/TPA Acquisition Co.,  a Georgia corporation,

    American Benefit Administrative Services, Inc., an Illinois corporation,

          Third Party Administrators,  Inc., an Illinois corporation,

                                      and

     the Shareholders of American Benefit Administrative Services, Inc. and
                        Third Party Administrators, Inc.


                          ____________________________

                          Dated as of January 31, 1997
                          ____________________________

================================================================================

                               TABLE OF CONTENTS

                                                                                     Page
SECTION 1.     DESCRIPTION OF TRANSACTION..........................................     2
      1.1      Merger of the Companies into the Subsidiary.........................     2
      1.2      Effect of Merger....................................................     2
      1.3      Closing; Effective Time.............................................     2
      1.4      Articles of Incorporation and Bylaws; Directors and Officers........     2
      1.5      Conversion of Shares................................................     2
      1.6      Closing of the Companies Transfer Books.............................     3
      1.7      Exchange of Certificates............................................     3
      1.8      Merger Consideration................................................     4
      1.9      Tax Consequences....................................................     4
      1.10     Further Action......................................................     4

SECTION 2.     REPRESENTATIONS AND WARRANTIES OF THE COMPANIES AND SPICER..........     5
      2.1      Due Organization; No Subsidiaries; Etc..............................     5
      2.2      Articles of Incorporation and Bylaws; Records.......................     5
      2.3      Capitalization, Etc.................................................     6
      2.4      Financial Statements................................................     7
      2.5      Absence of Changes..................................................     7
      2.6      Title to Assets.....................................................     9
      2.7      Bank Accounts; Receivables; Customers...............................     9
      2.8      Equipment; Leasehold................................................    10
      2.9      Proprietary Assets..................................................    10
      2.10     Contracts...........................................................    11
      2.11     Liabilities.........................................................    14
      2.12     Compliance with Legal Requirements..................................    14
      2.13     Governmental Authorizations.........................................    14
      2.14     Tax Matters.........................................................    14
      2.15     Employee and Labor Matters; Benefit Plans...........................    16
      2.16     Environmental Matters...............................................    18
      2.17     Sale of Products; Performance of Services...........................    19
      2.18     Insurance...........................................................    19
      2.19     Related Party Transactions..........................................    19
      2.20     Legal Proceedings; Orders...........................................    20
      2.21     Authority; Binding Nature of Agreement..............................    20
      2.22     Non-Contravention; Consents.........................................    21
      2.23     Full Disclosure.....................................................    21

SECTION 3.     REPRESENTATIONS AND WARRANTIES OF HALIS AND THE SUBSIDIARY..........    22
      3.1      SEC Filings; Financial Statements...................................    22
      3.2      Authority; Binding Nature of Agreement..............................    22
      3.3      Valid Issuance......................................................    23

      3.4      Continuity..........................................................    23

SECTION 4.     CERTAIN COVENANTS OF THE COMPANIES AND THE SHAREHOLDERS.............    23
      4.1      Access and Investigation............................................    23
      4.2      Operation of the Companies' Business................................    23
      4.3      Notification; Updates to Disclosure Schedule........................    25
      4.4      No Negotiation......................................................    26

SECTION 5.     ADDITIONAL COVENANTS OF THE PARTIES.................................    26
      5.1      Filings and Consents................................................    26
      5.2      Public Announcements................................................    26
      5.3      Best Efforts........................................................    27
      5.4      Noncompetition Agreement............................................    27
      5.5      Release.............................................................    27
      5.6      FIRPTA Matters......................................................    27
      5.7      Information Statement...............................................    27

SECTION 6.     CONDITIONS PRECEDENT TO OBLIGATIONS OF HALIS
               AND THE SUBSIDIARY..................................................    27
      6.1      Accuracy of Representations.........................................    27
      6.2      Performance of Covenants............................................    27
      6.3      Consents............................................................    28
      6.4      Agreements and Documents............................................    28
      6.5      No Material Adverse Change..........................................    28
      6.6      FIRPTA Compliance...................................................    28
      6.7      Rule 506............................................................    28
      6.8      No Restraints.......................................................    28
      6.9      No Legal Proceedings................................................    28
      6.10     Completion of Due Diligence.........................................    29
      6.11     Shareholder Investment Certifications...............................    29
      6.12     Termination of Shareholders Agreement...............................    29
      6.13     Loan Repayment Agreement............................................    29

SECTION 7.     CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANIES AND THE
               SHAREHOLDERS........................................................    29
      7.1      Accuracy of Representations.........................................    29
      7.2      Performance of Covenants............................................    29
      7.3      Consents............................................................    29
      7.4      Agreements and Documents............................................    29
      7.5      No Restraints.......................................................    30

SECTION 8.     TERMINATION.........................................................    30
      8.1      Termination Events..................................................    30
      8.2      Termination Procedures..............................................    31

      8.3      Effect of Termination...............................................    31

SECTION 9.     INDEMNIFICATION, ETC................................................    31
      9.1      Survival of Representations and Warranties..........................    31
      9.2      Spicer's Indemnity Agreement........................................    31
      9.3      Indemnity Agreement of HALIS and the Surviving Corporation..........    32
      9.4      Indemnification Procedure...........................................    33
      9.5      Set-off.............................................................    34
      9.6      Limitations on Liability of Spicer..................................    34

SECTION 10.    REGISTRATION OF SHARES..............................................    34
      10.1     Certain Definitions.................................................    34
      10.2     Registration Under Securities Act, Etc..............................    35
      10.3     Incidental Registration.............................................    37
      10.4     Registration Procedures.............................................    38
      10.5     Underwritten Offerings..............................................    40
      10.6     Preparation; Reasonable Investigation...............................    42
      10.7     Indemnification.....................................................    42
      10.8     Amendments and Waivers..............................................    44
      10.9     Nominees for Beneficial Owners......................................    45
      10.10    Reports Under the Exchange Act......................................    45

SECTION 11.    MISCELLANEOUS PROVISIONS............................................    45
      11.1     Shareholders' Agent.................................................    45
      11.2     Further Assurances..................................................    45
      11.3     Fees and Expenses...................................................    45
      11.4     Attorneys' Fees.....................................................    46
      11.5     Notices.............................................................    46
      11.6     Confidentiality.....................................................    47
      11.7     Time of the Essence.................................................    47
      11.8     Headings............................................................    47
      11.9     Counterparts........................................................    47
      11.10    Governing Law; Venue................................................    48
      11.11    Successors and Assigns..............................................    48
      11.12    Remedies Cumulative; Specific Performance...........................    48
      11.13    Waiver..............................................................    49
      11.14    Amendments..........................................................    49
      11.15    Severability........................................................    49
      11.16    Parties in Interest.................................................    49
      11.17    Entire Agreement....................................................    49
      11.18    Construction........................................................    49

                                    EXHIBITS

Exhibit A  -   Shareholders

Exhibit B  -   Certain Definitions

Exhibit C  -   Directors and Officers of Surviving Corporation

Exhibit D  -   Form of Noncompetition Agreement

Exhibit E  -   Form of Release

Exhibit F  -   Persons to Execute Estoppel Certificates

Exhibit G  -   Form of Shareholder Investment Certification

Exhibit H  -   Form of Loan Repayment Agreement

** Certain schedules and exhibits are not included with this filing. A copy of any omitted exhibit or schedule will be furnished supplementally to the Commission upon request. **

                              AGREEMENT AND PLAN
                         OF MERGER AND REORGANIZATION


     This Agreement and Plan of Merger and Reorganization ("Agreement") is made and entered into as of January 31, 1997, by and among: HALIS, Inc., a Georgia corporation ("HALIS"); ABAS/TPA Acquisition Co., a Georgia corporation and a wholly owned subsidiary of HALIS (the "Subsidiary"); American Benefit Administrative Services, Inc., an Illinois corporation ("ABAS"); Third Party Administrators, Inc., an Illinois corporation ("TPA;" ABAS and TPA are sometimes hereinafter collectively referred to as the "Companies" or individually as a "Company"); and the parties identified on Exhibit A, who are all the shareholders of the Companies (the "Shareholders"). Certain capitalized terms used in this Agreement are defined in Exhibit B.

                                    RECITALS

     A. HALIS, the Companies and the Subsidiary intend to effect a merger of the Companies into the Subsidiary in accordance with this Agreement and the Georgia Business Corporation Code and the Illinois Business Corporation Act (the "Merger"). Upon consummation of the Merger, the Companies will cease to exist, and the Subsidiary will continue to exist as the surviving corporation of the Merger.

     B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     C. This Agreement has been adopted and approved by the respective boards of directors of HALIS, the Companies and the Subsidiary.

     D. The capitalization of ABAS consists of 10,000 shares of voting common stock, no par value per share, of which 3,000 shares are issued and outstanding (the "ABAS Common Stock").

     E. The capitalization of TPA consists of 1,000 shares of voting common stock, no par value per share, of which 300 shares are issued and outstanding (the "TPA Common Stock;" the ABAS Common Stock and the TPA Common Stock are hereinafter sometimes collectively referred to as the "Companies Common Stock").

                                   AGREEMENT

     The parties to this Agreement agree as follows:

 SECTION 1.    DESCRIPTION OF TRANSACTION

     1.1 MERGER OF THE COMPANIES INTO THE SUBSIDIARY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), the Companies shall be merged with and into the Subsidiary, and the separate existence of the

Companies shall cease. The Subsidiary will continue as the surviving corporation in the Merger (the "Surviving Corporation").

     1.2 EFFECT OF MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Georgia Business Corporation Code and the Illinois Business Corporation Act.

     1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Smith, Gambrell & Russell, 3343 Peachtree Road, Suite 1800, Atlanta, Georgia 30326, at 11:00 a.m. local time on January 31, 1997, or at such other time and date during the period from January 31, 1997 through February 15, 1997, as the parties shall designate (the "Scheduled Closing Time"). (The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date.") Contemporaneously with or as promptly as practicable after the Closing, a properly executed certificates of merger for the merger of the Companies into the Subsidiary, conforming to the requirements of the Georgia Business Corporation Code, shall be filed with the Secretary of State of the State of Georgia and a properly executed certificate of merger for the merger of the Companies into the Subsidiary, conforming to the requirements of the Illinois Business Corporation Act, shall be filed with the Secretary of State of the State of Illinois. The Merger shall take effect at the time such certificate of merger is filed with the Secretary of State of the State of Georgia and the Secretary of State of the State of Illinois (the "Effective Time").

     1.4 ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless the parties agree otherwise prior to the Effective Time:

          (a) the Articles of Incorporation of the Subsidiary shall continue as the Articles of Incorporation of the Surviving Corporation;

          (b) the Bylaws of the Subsidiary shall continue as the Bylaws of the Surviving Corporation; and

          (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals identified on Exhibit C.

     1.5  CONVERSION OF SHARES.

          (a) Subject to Sections 1.7(b), at the Effective Time, by virtue of the Merger and without any further action on the part of HALIS, the Companies , the Subsidiary or any Shareholder, each share of the Companies Common Stock outstanding immediately prior to the Effective Time shall be canceled and retired and converted into the right to receive a pro rata share of the aggregate Merger Consideration described in Section 1.8.

          (b) If any shares of the Companies Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any restricted stock purchase agreement or other agreement with the Companies , then the shares of HALIS Common Stock issued in exchange for such shares of the Companies Common Stock will be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of HALIS Common Stock may accordingly be marked with appropriate legends.

     1.6 CLOSING OF THE COMPANIES TRANSFER BOOKS. At the Effective Time, the holders of certificates representing shares of the Companies Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as Shareholders of the Companies , and the stock transfer books of the Companies shall be closed with respect to all shares of such the Companies Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Companies capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of the Companies Common Stock (a "Companies Stock Certificate") is presented to HALIS, such Companies Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

     1.7  EXCHANGE OF CERTIFICATES.

          (a) At the Closing, each Shareholder shall surrender its respective Companies Stock Certificate(s) to the Surviving Corporation, together with such transmittal documents as the Surviving Corporation may reasonably require, and the Surviving Corporation shall deliver to such Shareholder such Shareholder's pro rata share of the aggregate Merger Consideration to be paid at Closing pursuant to Section 1.8.

          (b) No fractional shares of HALIS Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any Shareholder who would otherwise be entitled to receive a fraction of a share of HALIS Common Stock (after aggregating all fractional shares of HALIS Common Stock issuable to such holder) shall, upon surrender of such Shareholder's Companies Stock Certificate(s), be paid in cash at a rate of $1.60 per share in lieu of such fractional shares.

          (c) Until surrendered as contemplated by this Section 1.7, each Companies Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive a pro rata share of the Merger Consideration. If any Companies Stock Certificate shall have been lost, stolen or destroyed, HALIS may, in its discretion and as a condition precedent to the issuance of any certificate representing HALIS Common Stock, require the owner of such lost, stolen or destroyed Companies Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as HALIS may reasonably direct) as indemnity against any claim that may be made against HALIS with respect to such Companies Stock Certificate.

          (d) The shares of HALIS Common Stock to be issued in the Merger shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act, and each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

     (e) HALIS shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of Companies Common Stock pursuant to this Agreement such amounts as HALIS may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

     (f) HALIS shall not be liable to any holder or former holder of Companies Common Stock for any shares of HALIS Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

     1.8 MERGER CONSIDERATION. The aggregate merger consideration to be paid by HALIS to the Shareholders in consideration of the Merger ("Merger Consideration") shall be 1,875,000 shares of HALIS Common Stock. Certificates representing the Merger Consideration shall be delivered to the Shareholders at Closing.

     1.9 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     1.10 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by HALIS to be necessary or desirable to carry out the purposes of this Agreement or to vest HALIS with full right, title and possession of and to all rights and property of the Companies, the officers and directors of HALIS shall be fully authorized (in the name of the Companies and otherwise) to take such action.

 SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANIES AND SPICER

             The Companies and Philip E. Spicer ("Spicer") jointly and severally represent and warrant, to and for the benefit of HALIS and the Subsidiary, as follows as of the date hereof and as of the Closing Date:

     2.1  DUE ORGANIZATION; NO SUBSIDIARIES; ETC.

          (a) Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used and in the manner in which its assets are proposed to be owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

          (b) Neither of the Companies has conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the names "TPA," "Corporate Consulting, Inc.," and "American Benefit Underwriters."

          (c) Except as otherwise disclosed in Part 2.1(c) of the Disclosure Schedule, neither of the Companies is, and neither of the Companies has been required to be, qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1(c) of the Disclosure Schedule. The failure of either of the Companies to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Companies. The Companies are in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.1(c) of the Disclosure Schedule, except as otherwise noted in Part 2.1(c) of the Disclosure Schedule.

          (d) Part 2.1(d) of the Disclosure Schedule accurately sets forth (i) the names of the members of the Companies' boards of directors, (ii) the names of the members of each committee of the Companies' boards of directors, and
(iii) the names and titles of the Companies' officers.

          (e) The Companies have no subsidiaries, and have never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any other Entity.

     2.2 ARTICLES OF INCORPORATION AND BYLAWS; RECORDS. The Companies have delivered to HALIS accurate and complete copies of: (i) the Companies' articles of incorporation and bylaws, including all amendments thereto; (ii) the stock records of the Companies; and (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Companies, the boards of directors of the Companies and all committees of the boards of directors of the Companies. There have been no meetings or other proceedings or actions of the shareholders of the Companies, the boards of directors of the Companies or any committee of the boards of directors of the Companies that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of the Companies' articles of incorporation or bylaws or of any resolution adopted by the Companies, shareholders, the Companies' boards of directors or any committee of the Companies' boards of directors. The books of account, stock records, minute books and other records of the Companies are accurate, up-to-date and complete, and have been maintained in accordance with prudent business practices and all applicable Legal Requirements.

     2.3  CAPITALIZATION, ETC.

          (a) The authorized capital stock of ABAS consists of 10,000 shares of common stock, of which 3,000 shares have been issued and are outstanding. The authorized capital stock of TPA consists of 1,000 shares of common stock, of which 300 shares have been issued and are outstanding. There are no shares of capital stock held in the Companies' treasury. Part 2.3(a) of the Disclosure Schedule sets forth the names of the Companies' shareholders and the number of shares of the Companies Common Stock owned of record by each of such shareholders. All of the outstanding shares of the Companies Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable, and none of such shares is subject to any repurchase option or restriction on transfer except as provided in that certain Shareholders Agreement dated December 22, 1993 (the "Shareholders Agreement"), by and among ABAS and the Shareholders.

          (b) There is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire, or otherwise relating to, any shares of the capital stock or other securities of either of the Companies; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of either of the Companies; (iii) Contract under which either of the Companies is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of either of the Companies. Except as set forth in Part 2.3(c) of the Disclosure Schedule, neither of the Companies has never issued or granted any option, call, warrant or right to acquire, or otherwise relating to, any shares of its capital stock or other securities.

          (c) All outstanding shares of the Companies Common Stock have been issued in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

          (d) Except as set forth in Part 2.3(e) of the Disclosure Schedule, neither of the Companies has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities. All securities so reacquired by either of the Companies were reacquired in compliance with (i) the applicable provisions of the Illinois Business Corporation Act and all other applicable Legal Requirements, and (ii) any requirements set forth in applicable Contracts.

     2.4  FINANCIAL STATEMENTS.

          (a) The Companies have delivered to HALIS the following financial statements (collectively, the "Company Financial Statements"): the unaudited balance sheet of each of the Companies as of October 31, 1996 (collectively, the "Unaudited Balance Sheet"), and the related unaudited statements of income, shareholders' equity and cash flow of each of the Companies for the ten-month period then ended.

          (b) The Company Financial Statements are accurate and complete in all material respects and present fairly the financial position of the Companies as of the respective dates thereof and the results of operations and cash flows of the Companies for the periods covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered.

     2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Disclosure Schedule, since October 31, 1996:

          (a) there has not been any material adverse change in either of the Companies' business, condition, assets, liabilities, operations, financial performance or prospects, and no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on either of the Companies ;

          (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of either of the Companies' assets (whether or not covered by insurance);

          (c) neither of the Companies has declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

          (d) neither of the Companies has sold, issued or authorized the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or otherwise relating to, any capital stock or any other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

          (e) there has been no amendment to either of the Companies' articles of incorporation or bylaws, and neither of the Companies has effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (f) neither of the Companies has formed any subsidiary or acquired any equity interest or other interest in any other Entity;

          (g) neither of the Companies has made any capital expenditure which, when added to all other capital expenditures made by the Companies since October 31, 1996, exceeds $50,000 in the aggregate;

          (h) neither of the Companies has (i) entered into or permitted any of the assets owned or used by it to become bound by any Material Contract (as defined in Section 2.10(a)), or

(ii) amended or prematurely terminated, or waived any material right or remedy under, any Material Contract to which it is or was party or under which it has or has had any rights or obligations;

          (i) neither of the Companies has (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Companies' past practices;

          (j) neither of the Companies has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

          (k) neither of the Companies has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Companies' past practices;

          (l)  neither of the Companies has (i) lent money to any Person, or
(ii) incurred or guaranteed any indebtedness for borrowed money;

          (m) neither of the Companies has (i) established, adopted or amended any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee;

          (n) neither of the Companies has changed any of its methods of accounting or accounting practices in any respect;

          (o)  neither of the Companies has made any Tax election;

          (p) neither of the Companies has commenced or settled any legal Proceeding;

          (q) neither of the Companies has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

          (r) neither of the Companies has agreed or committed to take any of the actions referred to in clauses "(c)" through "(q)" above.

     2.6  TITLE TO ASSETS.

          (a) Each of the Companies owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all assets reflected on the Unaudited Balance Sheet; (ii) all assets referred to in Parts 2.7(b), 2.8 and 2.9 of the Disclosure Schedule and all of the

Companies' rights under the Contracts identified in Part 2.10(a) of the Disclosure Schedule; and (iii) all other material assets reflected in the books and records as being owned by such Company. Except as set forth in Part 2.6(a) of the Disclosure Schedule, all of said assets are owned by such Company free and clear of any liens or other Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Companies.

          (b) Part 2.6(b) of the Disclosure Schedule identifies all assets that are being leased or licensed to either of the Companies.

     2.7  BANK ACCOUNTS; RECEIVABLES; CUSTOMERS.

          (a) Part 2.7(a) of the Disclosure Schedule provides accurate and complete information with respect to each account maintained by or for the benefit of either of the Companies at any bank or other financial institution.

          (b) Part 2.7(b) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of each of the Companies as of October 31, 1996. Except as set forth in Part 2.7(b) of the Disclosure Schedule, all existing accounts receivable of each of the Companies (including those accounts receivable reflected on the Unaudited Balance Sheet that have not yet been collected and those accounts receivable that have arisen since October 31, 1996 and have not yet been collected) (i) represent valid obligations of customers of such Company arising from bona fide transactions entered into in the ordinary course of business, and (ii) are current and will be collected in full, without any counterclaim or set off, when due net of an allowance for doubtful accounts not to exceed $25,000 in the aggregate for both Companies.

          (c) Part 2.7(c) of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each customer or other Person that (together with such Person's affiliates) accounted for more than $300,000 of the net revenues of either of the Companies in 1995 or 1996. Except as disclosed in Part 2.7(c) of the Disclosure Schedule, neither of the Companies has received any notice or other communication indicating that any customer or other Person identified in Part 2.7(c) of the Disclosure Schedule intends or expects to cease dealing with such Company or to reduce the volume of business transacted by such Person with such Company below historical levels.

          (d) Part 2.7(d) of the Disclosure Schedule provides an accurate and complete breakdown of all pending and unfilled orders received by either of the Companies for products, systems and services.

     2.8  EQUIPMENT; LEASEHOLD.

          (a) Part 2.8 of the Disclosure Schedule provides accurate and complete information with respect to all material items of equipment, fixtures, leasehold improvements and other tangible assets owned by or leased to either of the Companies. The assets identified in Part 2.8 of the Disclosure Schedule are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Companies' business in the manner in which such business is currently being conducted and in the manner in which such business is proposed to be conducted.

          (b) Neither of the Companies owns any real property or any interest in real property, except for the leasehold(s) created under the real property lease(s) identified in Part 2.10(a) of the Disclosure Schedule.

     2.9  PROPRIETARY ASSETS.

          (a) Part 2.9(a)(1) of the Disclosure Schedule sets forth, with respect to each Company Proprietary Asset that has been registered, recorded or filed with any Governmental Body or with respect to which an application has been filed with any Governmental Body, (i) a brief description of such Company Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration, recordation, filing or application. Part 2.9(a)(2) of the Disclosure Schedule identifies and provides a brief description of all other Company Proprietary Assets owned by either of the Companies. Part 2.9(a)(3) of the Disclosure Schedule identifies and provides a brief description of each Company Proprietary Asset that is owned by any other Person and that is licensed to or used by either of the Companies (except for any Company Proprietary Asset that is licensed to either of the Companies under any third party software license generally available to the public at a cost of less than $500), and identifies the license agreement or other agreement under which such Company Proprietary Asset is being licensed to or used by either of the Companies. Except as set forth in Part 2.9(a)(4) of the Disclosure Schedule, each Company has good, valid and marketable title to all of the Proprietary Assets identified in Parts 2.9(a)(1) and 2.9(a)(2) of the Disclosure Schedule as being owned by it, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in Part 2.9(a)(3) of the Disclosure Schedule. Except as set forth in Part 2.9(a)(5) of the Disclosure Schedule, neither of the Companies is obligated to make any payment to any Person for the use of any Company Proprietary Asset. Except as set forth in Part 2.9(a)(6) of the Disclosure Schedule, each of the Companies is free to use, modify, copy, distribute, sell, license or otherwise exploit each of its Company Proprietary Assets on an exclusive basis.

          (b) Except as set forth in Part 2.9(b) of the Disclosure Schedule, neither of the Companies has disclosed or delivered or permitted to be disclosed or delivered to any Person, and no Person (other than the Companies) has access to or has any rights with respect to, the source code, or any portion or aspect of the source code, of any Company Proprietary Asset.

          (c) No Company Proprietary Asset infringes or conflicts with any Proprietary Asset owned or used by any other Person. Neither of the Companies is infringing, misappropriating or making any unlawful use of, and neither of the Companies has at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the best of the knowledge of the Companies and Spicer, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

          (d)  Except as set forth in Part 2.9(d) of the Disclosure Schedule:
(i) each Company Proprietary Asset conforms in all material respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of either of the Companies; and (ii) there has not been any material claim by any customer or other Person alleging that any Company Proprietary Asset does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of either of the Companies, and, to the best of the knowledge of the Companies and Spicer, there is no basis for any such claim. The Companies have established adequate reserves on the Unaudited Balance Sheet to cover all costs associated with any obligations that the Companies may have with respect to the correction or repair of programming errors or other defects in the Company Proprietary Assets.

          (e) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Companies to conduct their business in the manner in which such business has been conducted and in the manner in which such business is proposed to be conducted. Except as set forth in Part 2.9(e) of the Disclosure Schedule, (i) neither of the Companies has licensed any of the Company Proprietary Assets to any Person on an exclusive basis, and (ii) neither of the Companies has entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

     2.1  CONTRACTS.

          (a) Part 2.10(a) of the Disclosure Schedule identifies each Company Contract that constitutes a "Material Contract." For purposes of this Agreement, each of the following shall be deemed to constitute a "Material Contract":

               (i) any Contract relating to the employment or engagement of, or the performance of services by, any employee, consultant or independent contractor;

               (ii) any Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Proprietary Asset;

               (iii) any Contract imposing any restriction on either of the Companies' right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) to develop or distribute any technology;

               (iv) any Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

               (v) any Contract relating to the acquisition, issuance or transfer of any securities;

               (vi) any Contract creating or relating to the creation of any Encumbrance with respect to any asset owned or used by the Companies;

               (vii) any Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity, any right of contribution or any surety arrangement;

               (viii) any Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

               (ix) any Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.19);

               (x) any Contract to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations, or involving or directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between either of the Companies and any contractor or subcontractor to any Governmental Body);

               (xi) any Contract entered into outside the ordinary course of business or inconsistent with either of the Companies' past practices;

               (xii) any Contract that has a term of more than 60 days and that may not be terminated by either of the Companies (without penalty) within 60 days after the delivery of a termination notice by the Subject Business; and

               (xiii) any Contract that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $5,000 in the aggregate, or (B) the performance of services having a value in excess of $5,000 in the aggregate.

          (b) The Companies have delivered to HALIS accurate and complete copies of all Contracts identified in Part 2.10(a) of the Disclosure Schedule, including all amendments thereto. Each Contract identified in Part 2.10(a) of the Disclosure Schedule is valid and in full force and effect, and is enforceable by the Company which is a party to such Contract in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

          (c)  Except as set forth in Part 2.10(c) of the Disclosure Schedule:

               (i) neither of the Companies has violated or breached, or committed any default under, any Company Contract, and, to the best of the knowledge of the Companies and Spicer, no other Person has violated or breached, or committed any default under, any Company Contract;

               (ii) to the best of the knowledge of the Companies and Spicer, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Contract, or
     (D) give any Person the right to cancel, terminate or modify any Company Contract;

               (iii) neither of the Companies has received any notice or other communication regarding (A) any actual or possible violation or breach of, or default under, any Company Contract, or (B) any actual or possible termination of any Company Contract; and

               (iv) neither of the Companies has waived any of its material rights under any Contract.

          (d) No Person is renegotiating, or has the right to renegotiate, any amount paid or payable to either of the Companies under any Company Contract or any other term or provision of any Company Contract.

          (e) The Contracts identified in Part 2.10(a) of the Disclosure Schedule collectively constitute all of the Material Contracts necessary to enable the Companies to conduct their business in the manner in which their business is currently being conducted and in the manner in which their business is proposed to be conducted.

          (f) Part 2.10(f) of the Disclosure Schedule identifies and provides a brief description of each proposed Contract as to which any pending bid, offer or proposal has been submitted or received by either of the Companies.

     2.11 LIABILITIES. Neither of the Companies has any accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for:
(i) liabilities identified as such in the "liabilities" column of the Unaudited Balance Sheet; (ii) accounts payable or accrued salaries that have been incurred by either of the Companies since October 31, 1996, in the ordinary course of business and consistent with the Companies' past practices; and (iii) the liabilities identified in Part 2.11 of the Disclosure Schedule.

      2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. Each of the Companies is, and has at all times since its date of incorporation been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have in any individual case or in the aggregate, a Material Adverse Effect on such Company. Except as set forth in
Part 2.12 of the Disclosure Schedule, since its date of incorporation, neither of the Companies has received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

      2.13 GOVERNMENTAL AUTHORIZATIONS. Part 2.13 of the Disclosure Schedule identifies each material Governmental Authorization held by either of the Companies, and each of the Companies has delivered to HALIS accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part
2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable such Company to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted. Each of the Companies is, and at all times since its date of incorporation has been, in compliance with the material terms and requirements of the respective Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. Since its date of incorporation, neither of the Companies has received any notice or other communication from any Governmental Body regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

      2.14  TAX MATTERS.

            (a) All Tax Returns required to be filed by or on behalf of either of the Companies with any Governmental Body with respect to any transaction occurring or any taxable period ending on or before the Closing Date (the "Company Returns") (i) have been or will be filed when due (giving effect to any extensions properly granted), and (ii) have been, or will be when filed, accurately and completely prepared in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. Each of the Companies has delivered to HALIS accurate and complete copies of all Company Returns filed since its date of incorporation.

          (b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. The Companies will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from October 31, 1996, through the Closing Date, and the Companies will disclose the dollar amount of such reserves to HALIS on or prior to the Closing Date.

          (c) Each Company Return relating to income Taxes that has been filed with respect to any period ended on or prior to January 1, 1991 has either (i) been examined and audited by all relevant Governmental Bodies, or (ii) by virtue of the expiration of the limitation period under applicable Legal Requirements, is no longer subject to examination or audit by any Governmental Body. Except as set forth in Part 2.14(c) of the Disclosure Schedule, there has been no examination or audit of any Company Return, and no such examination or audit has been proposed or scheduled by any Governmental Body. Each of the Companies has delivered to HALIS accurate and complete copies of all audit reports and similar documents (to which the Companies has access) relating to the Company Returns. Except as set forth in Part 2.14(c) of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by either of the Companies or any other Person), and no such extension or waiver has been requested from the Companies.

          (d) Except as set forth in Part 2.14(d) of the Disclosure Schedule, no claim or Legal Proceeding is pending or has been threatened against or with respect to either of the Companies in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by either of the Companies. There are no liens for Taxes upon any of the assets of either of the Companies , except liens for current Taxes not yet due and payable. Neither of the Companies has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. Neither of the Companies has been, and neither of the Companies will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 of 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

          (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of either of the Companies that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. Neither of the Companies is, and has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

     2.15 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

          (a) Part 2.15(a) of the Disclosure Schedule contains a list of all salaried employees of each of the Companies as of the date of this Agreement, and correctly reflects their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. Neither of the Companies is a party to any collective bargaining contract or other Contract with a labor union involving any of its employees.

          (b) Part 2.15(b) of the Disclosure Schedule identifies each employee of either of the Companies who is not fully available to perform work because of disability or other leave, and sets forth the basis of such leave and the anticipated date of return to full service.

          (c) Part 2.15(c) of the Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (individually referred to as a "Plan" and collectively referred to as the "Plans") sponsored, maintained, contributed to or required to be contributed to by either of the Companies for the benefit of any current or former employee of either of the Companies .

          (d) Neither of the Companies maintains, sponsors or contributes to, and, to the best of the knowledge of the Companies and Spicer, neither of the Companies has at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2)) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of either of the Companies (a "Pension Plan").

          (e) Neither of the Companies maintains, sponsors or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of either of the Companies (a "Welfare Plan") except for those Welfare Plans described in Part 2.15(e) of the Disclosure Schedule, none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

          (f) With respect to each Plan, each of the Companies has delivered to
HALIS:

              (i) an accurate and complete copy of such Plan (including all amendments thereto);

              (ii) an accurate and complete copy of the annual report (if required under ERISA) with respect to such Plan for each of 1994 and 1995;

              (iii) an accurate and complete copy of (A) the most recent summary plan description, together with each Summary of Material Modifications (if required under ERISA) with respect to such Plan, and (B) each material employee communication relating to such Plan;

              (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies of the most recent financial statements thereof;

              (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

              (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

          (g) Neither of the Companies is required to be, and, to the best of the knowledge of the Companies and Spicer, neither of the Companies has ever been required to be, treated as a single employer with any other Person under
Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. Neither of the Companies has ever been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To the best of the knowledge of the Companies and Spicer, neither of the Companies has ever made a complete or partial withdrawal from a "multiemployer plan" (as defined in Section 3(37) of ERISA) resulting in "withdrawal liability" (as defined in Section 4201 of ERISA), without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA.

          (h) Neither of the Companies has any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law).

          (i) No Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee of either of the Companies after any such employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Balance Sheet, and (iii) benefits the full cost of which are borne by current or former employees of either of the Companies (or their beneficiaries)).

          (j) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

          (k) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including ERISA and the Code.

          (l) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and neither the Companies nor Spicer is aware of any reason why any such determination letter should be revoked.

          (m) Except as set forth in Part 2.15(m) of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus payment, golden parachute payment, severance payment or other payment to any current or former employee or director of either of the Companies (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

          (n) Each of the Companies is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, employee compensation, wages, bonuses and terms and conditions of employment.

          (o) Each of the Companies has good labor relations, and neither the Companies nor Spicer has any knowledge of any facts indicating that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on either of the Companies's labor relations, or (ii) any of either of the Companies' employees intends to terminate his or her employment with the Companies .

     2.16 ENVIRONMENTAL MATTERS. Each of the Companies is and has at all times been in compliance, in all material respects, with all applicable Environmental Laws. Each of the Companies possesses all permits and other Governmental Authorizations required under applicable Environmental Laws, and the Companies is and has at all times been in compliance with the terms and requirements of all such Governmental Authorizations. Neither of the Companies has received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that either of the Companies is not in compliance with any Environmental Law, and, to the best of the knowledge of the Companies and Spicer, there are no circumstances that could reasonably be expected to prevent or interfere with either of the Companies compliance with any Environmental Law in the future. To the best of the knowledge of the Companies and Spicer, no current or prior owner of any property leased or controlled by either of the Companies has received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that such current or prior owner or either of the Companies is not or was not in compliance with any Environmental Law. All Governmental Authorizations currently held by either of the Companies pursuant to Environmental Laws are identified in Part 2.16 of the Disclosure Schedule.

     2.17 SALE OF PRODUCTS; PERFORMANCE OF SERVICES.


          (a) Other than normal returns for refunds in the ordinary course of business at levels consistent with past experience under the Companies' standard return policy, neither of the Companies will incur or otherwise become subject to any material liability arising from (i) any product, system, program, Proprietary Asset or other asset designed, developed, manufactured, assembled, sold, supplied, installed, repaired, licensed or made available by either of the Companies on or prior to the Closing Date, or (ii) any consulting services, installation services, programming services, repair services, maintenance services, training services, support services or other services performed by the Companies on or prior to the Closing Date.

          (b) Except as set forth in Part 2.17(b) of the Disclosure Schedule, no customer or other Person has, at any time since June 11, 1987, asserted or threatened to assert any claim against the either of Companies (other than claims that have been resolved satisfactorily at no material cost to either of the Companies) under or based upon (i) any warranty provided by or on behalf of either of the Companies, or (ii) any services performed by either of the Companies.

     2.18 INSURANCE. Part 2.18 of the Disclosure Schedule provides accurate and complete information with respect to each insurance policy maintained by, at the expense of or for the benefit of each of the Companies and with respect to any claims made thereunder. Each of the Companies has delivered to HALIS accurate and complete copies of the insurance policies identified in Part 2.18 of the Disclosure Schedule. Each of the insurance policies identified in Part 2.18 of the Disclosure Schedule is in full force and effect. Other than items that have been resolved satisfactorily at no material cost to either of the Companies, since its date of incorporation, neither of the Companies has received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

     2.19 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.19 of the Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since June 11, 1987 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of either of the Companies;
(b) no Related Party is, or has at any time since June 11, 1987 been, indebted to either of the Companies; (c) since June 11, 1987, no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving either of the Companies; (d) no Related Party is competing, or has at any time since June 11, 1987 competed, directly or indirectly, with either of the Companies; and (e) no Related Party has any claim or right against either of the Companies (other than rights to receive compensation for services performed as an employee of either of the Companies). For purposes of this Section 2.19, each of the following shall be deemed to be a "Related Party": (i) each of the Shareholders; (ii) each individual who is, or who has at any time since June 11, 1987 been, an officer or director of either of the Companies; (iii) each individual who is, or who at any time since June 11, 1987 has been, a member of the immediate family of any of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than the Companies) in which any one of the individuals referred to in clauses "(i)," "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

     2.20 LEGAL PROCEEDINGS; ORDERS.

          (a) Except as set forth in Part 2.20(a) of the Disclosure Schedule, there is no pending Legal Proceeding, and, to the best of the knowledge of the Companies and Spicer, no Person has threatened to commence any Legal Proceeding:
(i) that involves either of the Companies or any of the assets owned or used by either of the Companies ; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of the Companies and Spicer, except as set forth in Part 2.20(a) of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

          (b) Except as set forth in Part 2.20(b) of the Disclosure Schedule, no Legal Proceeding has ever been commenced by, and no Legal Proceeding has ever been pending against, either of the Companies, other than Legal Proceedings that have been fully and finally resolved at no material cost to either of the Companies.

          (c) There is no order, writ, injunction, judgment or decree to which either of the Companies, or any of the assets owned or used by either of the Companies, are subject. Neither Spicer nor either of the Companies is subject to any order, writ, injunction, judgment or decree that relates to the Companies business or to any of the assets owned or used by either of the Companies. To the best of the knowledge of the Companies and Spicer, no officer or other employee of either of the Companies is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Companies's business.

     2.21 AUTHORITY; BINDING NATURE OF AGREEMENT. The Shareholders and the Companies have the absolute and unrestricted right, power and authority to enter into and to perform their respective obligations under this Agreement; and the execution, delivery and performance by the Companies of this Agreement have been duly authorized by all necessary action on the part of the Companies and its board of directors and shareholders. This Agreement constitutes the legal, valid and binding obligation of the Shareholders and the Companies , enforceable against the Shareholders and the Companies in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     2.22 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.22 of the Disclosure Schedule, neither (i) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (ii) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of (i) any of the provisions of either of the Companies's articles of incorporation or bylaws, or (ii) any resolution adopted by either of the Companies' shareholders, or either of the Companies's board of directors or any committee of either of the Companies' board of directors;

          (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which either of the Companies, or any of the assets owned or used by either of the Companies, is subject;

          (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by either of the Companies or that otherwise relates to the Companies' business or to any of the assets owned or used by either of the Companies;

          (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Company Contract, (ii) accelerate the maturity or performance of any Company Contract, or (iii) cancel, terminate or modify any Company Contract; or

          (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by either of the Companies (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of either of the Companies).

Except as set forth in Part 2.22 of the Disclosure Schedule, neither of the Companies is or will be required to make any filing with or given any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

     2.23 FULL DISCLOSURE. This Agreement (including the Disclosure Schedule) does not, and Shareholders' Closing Certificate (as defined in Section 6.4(f)) will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein not false or misleading.

SECTION 3.REPRESENTATIONS AND WARRANTIES OF HALIS AND THE SUBSIDIARY

          HALIS and the Subsidiary, jointly and severally, represent and warrant to the Companies and the Shareholders as follows:

     3.1  SEC FILINGS; FINANCIAL STATEMENTS.

          (a) HALIS has delivered to the Companies accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by HALIS with the SEC between January 1, 1995 and the date of this Agreement (the "HALIS SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the HALIS SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the HALIS SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The consolidated financial statements contained in the HALIS SEC
Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments (which will not, individually or in the aggregate, be material in magnitude); and (iii) fairly present the consolidated financial position of HALIS as of the respective dates thereof and the consolidated results of operations of HALIS for the periods covered thereby.

     3.2 AUTHORITY; BINDING NATURE OF AGREEMENT. HALIS and the Subsidiary each have the absolute and unrestricted right, power and authority to perform their respective obligations under this Agreement; and the execution, delivery and performance by HALIS and the Subsidiary of this Agreement have been duly authorized by all necessary action on the part of HALIS and the Subsidiary and their respective boards of directors. This Agreement shall constitute the legal, valid and binding obligation of HALIS and the Subsidiary, enforceable against each of them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.3 VALID ISSUANCE. The HALIS Common Stock to be issued as Merger Consideration will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

     3.4 CONTINUITY. It is the present intention of HALIS to continue at least one historic line of business of each of the Companies, or to use a significant portion of the Companies' historic business assets in a business.

 SECTION 4.    CERTAIN COVENANTS OF THE COMPANIES AND THE SHAREHOLDERS

     4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Companies shall, and shall cause their Representatives to: (a) provide HALIS and HALIS's Representatives with reasonable access to the Companies's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Companies; and (b) provide HALIS and HALIS's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Companies, and with such additional financial, operating and other data and information regarding the Companies, as HALIS may reasonably request. Notwithstanding the provisions of Section 11.17, paragraph 7 of the letter agreement between the Companies and HALIS dated November 6, 1996 ("Letter of Intent") shall remain in effect through the Closing Date and shall bind HALIS with respect to any Evaluation Material (as defined in the Letter of Intent) provided to HALIS or its Representatives during the Pre-Closing Period.

     4.2 OPERATION OF THE COMPANIES' BUSINESS. During the Pre-Closing Period, unless HALIS otherwise consents in writing:

          (a) each of the Companies shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

          (b) each of the Companies shall use reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Companies;

          (c) each of the Companies shall keep in full force all insurance policies identified in Part 2.18 of the Disclosure Schedule;

          (d) each of the Companies shall cause its officers to report regularly to HALIS concerning the status of the Companies' business;

          (e) neither of the Companies shall declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, nor repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

          (f) neither of the Companies shall sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or relating to, any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

          (g) neither the Companies, nor any of the Shareholders shall amend or permit the adoption of any amendment to either of the Companies articles of incorporation or bylaws, or effect or permit either of the Companies to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (h) neither of the Companies shall form any subsidiary or acquire any equity interest or other interest in any other Entity;

          (i) neither of the Companies shall make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Companies during the Pre-Closing Period, do not exceed $25,000 in the aggregate;

          (j) neither of the Companies shall (i) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any Material Contract;

          (k) neither of the Companies shall, other than in the ordinary course of business consistent with past practice, (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for immaterial assets acquired, leased, licensed or disposed of by either of the Companies pursuant to Contracts that are not Material Contracts;

          (l) neither of the Companies shall (i) lend money to any Person, or
(ii) incur or guarantee any indebtedness, except that the Companies may make routine borrowings in the ordinary course of business under its respective existing lines of credit;

          (m) neither of the Companies shall (i) establish, adopt or amend any Employee Benefit Plan, (ii) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hire any new employee whose aggregate annual compensation is expected to exceed $25,000;

          (n) neither of the Companies shall change any of its methods of accounting or accounting practices in any respect;

          (o) neither of the Companies shall make any Tax election;

          (p) neither of the Companies shall commence or settle any Legal Proceeding;

          (q) neither of the Companies shall enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with its past practices; and

          (r) neither of the Companies shall agree or commit to take any of the actions described in clauses "(e)" through "(q)" of this Section 4.2.

     4.3  NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE.

          (a) During the Pre-Closing Period, the Companies and the Shareholders shall promptly notify HALIS in writing of:

              (i) the discovery by either of the Companies or the Shareholders of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Companies or any of the Shareholders in this Agreement;

              (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Companies or any of the Shareholders in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

              (iii) any breach of any covenant or obligation of the Companies or any of the Shareholders; and

              (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or
     Section 7 impossible or unlikely.

          (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Companies or the Shareholders shall promptly deliver to HALIS an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Companies or any of the Shareholders in this Agreement, or (ii) determining whether any of the conditions set forth in Section 6 has been satisfied; provided, however, that if any such update contains information
                --------
not known to the Companies or the Shareholders on the date of execution hereof, and if HALIS accepts such update and elects to close the Merger notwithstanding any rights it may have under Section 6, HALIS and the Subsidiary shall be deemed to have waived any rights either or both of them may have had to indemnification under Section 9.2 solely with respect to the matters disclosed in such update.

     4.4 NO NEGOTIATION. During the Pre-Closing Period, neither the Companies nor any of the Shareholders shall, directly or indirectly:

          (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than HALIS) relating to a possible Acquisition Transaction;

          (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than HALIS) relating to or in connection with a possible Acquisition Transaction; or

          (c) consider, entertain or accept any proposal or offer from any Person (other than HALIS) relating to a possible Acquisition Transaction.

Each of the Companies shall promptly notify HALIS in writing of any inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by either of the Companies or any of the Shareholders during the Pre-Closing Period.

SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES

      5.1 FILINGS AND CONSENTS. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use his, its or their best efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement. Each of the Companies shall promptly deliver to HALIS a copy of each such filing made, each such notice given and each such Consent obtained by the Companies during the Pre-Closing Period. HALIS shall promptly deliver to the Companies a copy of each such filing made, each such notice given and each such consent obtained by HALIS during the Pre-Closing Period.

     5.2 PUBLIC ANNOUNCEMENTS. During the Pre-Closing Period, (a) neither the Companies (or either of them) nor any of the Shareholders shall (and the Companies shall not permit any of their Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without HALIS's prior written consent, and (b) HALIS will use reasonable efforts to consult with the Companies prior to issuing any press release or making any public statement regarding the Merger.

     5.3 BEST EFFORTS. During the Pre-Closing Period, (a) the Companies and the Shareholders shall use their reasonable best efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis, and (b) HALIS shall use its reasonable best efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis.

     5.4 NONCOMPETITION AGREEMENT. At the Closing, Philip Spicer shall execute and deliver to HALIS a Noncompetition Agreement in the form of Exhibit D (the "Noncompetition Agreement").

     5.5 RELEASE. At the Closing, each of the Shareholders shall execute and deliver to HALIS a Release in the form of Exhibit E (the "Release").

     5.6 FIRPTA MATTERS. At the Closing, (a) each of the Companies shall deliver to HALIS a statement (in such form as may be reasonably requested by counsel to HALIS) conforming to the requirements of Section 1.897-2(h)(1)(i) of the United States Treasury Regulations, and (b) each of the Companies shall deliver to the Internal Revenue Service the notification required under Section 1.897-2(h)(2) of the United States Treasury Regulations.

     5.7 INFORMATION STATEMENT. As promptly as practicable after the execution of this Agreement, HALIS and the Companies shall jointly prepare an Information Statement relating to the approval of the Merger by the shareholders of the Companies (the "Information Statement").

SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF HALIS AND THE SUBSIDIARY

     The obligations of HALIS and the Subsidiary to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     6.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by the Companies and Spicer in this Agreement and in each of the other agreements and instruments delivered to HALIS in connection with the transactions contemplated by this Agreement shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving effect to any update to the Disclosure Schedule).

     6.2 PERFORMANCE OF COVENANTS. Each covenant or obligation that the Companies or any of the Shareholders is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

     6.3 CONSENTS. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.22 of the Disclosure Schedule) shall have been obtained and shall be in full force and effect.

     6.4 AGREEMENTS AND DOCUMENTS. HALIS shall have received the following agreements and documents, each of which shall be in full force and effect:

          (a) the Noncompetition Agreement, executed by Philip E. Spicer;

          (b) a Release, executed by each of the Shareholders;

          (c) the statement referred to in Section 5.6, executed by each of the Companies;

          (d) estoppel certificates, each dated as of a date not more than five days prior to the Closing Date and satisfactory in form and content to HALIS, executed by the Persons identified on Exhibit F and by such other Persons as HALIS may reasonably specify;

          (e) a legal opinion of Huck, Bouma, Martin, Charlton & Bradshaw, P.C., dated as of the Closing Date, satisfactory in form and substance to HALIS and its counsel; and

          (f) a certificate executed by the Companies and Spicer and containing the representation and warranty of the Companies and Spicer that each of the representations and warranties set forth in Section 2 is accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 6.1, 6.2, 6.3, 6.4 and 6.5 have been duly satisfied (the "the Companies and Shareholders' Closing Certificate").

     6.5 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the Companies' business, condition, assets, liabilities, operations, financial performance or prospects since the date of this Agreement.

     6.6 FIRPTA COMPLIANCE. Each of the Companies shall have filed with the Internal Revenue Service the notification referred to in Section 5.6.

     6.7 RULE 506. All applicable requirements of Rule 506 under the Securities Act shall have been satisfied.

     6.8 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     6.9 NO LEGAL PROCEEDINGS. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or seeking to prohibit or limit the exercise by either of the Companies of any material right pertaining to its ownership of stock of the Surviving Corporation.

     6.10 COMPLETION OF DUE DILIGENCE. HALIS shall have completed its due diligence investigation of the Companies and shall have been satisfied with the results thereof.

     6.11 SHAREHOLDER INVESTMENT CERTIFICATIONS. Shareholder Investment Certifications in the form of Exhibit G executed by each of the Shareholders shall have been delivered to HALIS.

     6.12 TERMINATION OF SHAREHOLDERS AGREEMENT. The Shareholders Agreement shall have been terminated by the Shareholders.

     6.13 LOAN REPAYMENT AGREEMENT. Philip E. Spicer shall have executed and delivered to HALIS a Loan Repayment Agreement substantially in the form of Exhibit H hereto.

SECTION 7.CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANIES AND THE SHAREHOLDERS.

     The obligations of the Companies and the Shareholders to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

     7.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by HALIS and the Subsidiary in this Agreement and in each of the other agreements and instruments delivered to the Companies in connection with the transactions contemplated by this Agreement shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time.

     7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that HALIS is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

     7.3 CONSENTS. All Consents required to be obtained in connection with the merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

     7.4  AGREEMENTS AND DOCUMENTS.

          (a) The Companies shall have received a legal opinion of Smith, Gambrell & Russell in form and substance satisfactory to the Companies and its counsel; and

          (b) the Companies shall have received a certificate executed by HALIS and the Subsidiary, and containing the representation and warranty of HALIS and the Subsidiary that each of the representations and warranties set forth in
Section 3 are accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 7.1, 7.2,
7.3 and 7.4 have been duly satisfied (the "HALIS Closing Certificate").

     7.5 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger by either of the Companies shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger by either of the Companies illegal.

SECTION 8.TERMINATION

     8.1  TERMINATION EVENTS.  This Agreement may be terminated prior to the
Closing:

          (a) by HALIS if HALIS reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of HALIS to comply with or perform any covenant or obligation of HALIS set forth in this Agreement);

          (b) by the Companies if the Companies reasonably determine that the timely satisfaction of any condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of either of the Companies or any of the Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to HALIS);

          (c) by HALIS at or after the Scheduled Closing Time if any condition set forth in Section 6 has not been satisfied by the Scheduled Closing Time;

          (d) by the Companies at or after the Scheduled Closing Time if any condition set forth in Section 7 has not been satisfied by the Scheduled Closing Time;

          (e) by HALIS if the Closing has not taken place on or before February 15, 1997 (other than as a result of any failure on the part of HALIS to comply with or perform any covenant or obligation of HALIS set forth in this Agreement);

          (f) by the Companies if the Closing has not taken place on or before February 15, 1997 (other than as a result of the failure on the part of either of the Companies or any of the Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to HALIS);

          (g) by the mutual consent of HALIS and the Companies; or

          (h) by HALIS under the circumstances described in Section 4.3(b).

     8.2 TERMINATION PROCEDURES. If HALIS wishes to terminate this Agreement pursuant to Section 8.1(a), Section 8.1(c) or Section 8.1(e), HALIS shall deliver to the Companies a written notice stating that HALIS is terminating this Agreement and setting forth a brief description of the basis on which HALIS is terminating this Agreement. If the Companies wish to terminate this Agreement pursuant to Section 8.1(b), Section 8.1(d) or Section 8.1(f), the Companies shall deliver to HALIS a written notice stating that the Companies are terminating this Agreement and setting forth a brief description of the basis on which the Companies are terminating this Agreement.

     8.3  EFFECT OF TERMINATION.  If this Agreement is terminated pursuant to
Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that:

(a) no party shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 11, as well as paragraph 7 of the Letter of Intent.

SECTION 9. INDEMNIFICATION, ETC.

      9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Companies, Spicer, HALIS and the Subsidiary contained in this Agreement shall survive the Closing and shall continue for a period of two years following the Closing Date; except that representations and warranties contained in Sections 2.6, 2.9, 2.14 and 2.15 shall survive until expiration of the applicable statutes of limitation for breach of such representations and warranties. The expiration of any representation or warranty shall not affect any party's right to claim indemnification for a breach of such representation or warranty, provided such party gives notice of such claim in accordance with the provisions of this
Section 9 prior to the expiration of such representation or warranty.

      9.2 SPICER'S INDEMNITY AGREEMENT.  Subject to the provisions of Section
9.6 hereof, Spicer shall defend, indemnify and hold harmless HALIS and the Surviving Corporation (and their respective directors, officers, employees, agents, affiliates, successors and assigns) from and against any and all direct or indirect requests, demands, claims, payments, defenses, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, liens, causes of action, suits, pro ceedings, judgments, losses, Damages (including without limitation punitive, exemplary or consequential damages, lost income and profits, interruptions of business and diminution in the value of the Stock), liabilities, costs, and expenses of any kind (including without limitation (i) interest, penalties and reasonable attorneys' fees and expenses,
(ii) attorneys' fees and expenses necessary to enforce their rights to indemnification hereunder, and (iii) consultants' fees and other costs of defending or investigating any claim hereunder), and interest on any amount payable as a result of the foregoing, whether accrued, absolute, contingent, known, unknown, or otherwise as of the Closing Date or thereafter asserted against, imposed upon or incurred by HALIS, the Surviving Corporation or any of their respective directors, officers, employees, agents, affiliates, successors or assigns (a "Loss of HALIS") by reason of, resulting from, arising out of, based upon, awarded or asserted against or otherwise in respect of:

          (a) any period or periods of either of the Companies ending prior to the Closing and which involve any claims against HALIS, either of the Companies, the Surviving Corporation or their respective properties or assets, relating to actions or inactions of either of the Companies or their respective officers, directors, shareholders, employees or agents prior to Closing, or the operation of the business of either of the Companies prior to the Closing unless such liability was disclosed in the Disclosure Schedule attached hereto or on the Company Financial Statements and adequate reserves were established therefor;

          (b) any breach of any representation and warranty contained in this Agreement or any misrepresentation in or omission on the part of either of the Companies or Spicer contained in any certificate furnished or to be furnished to HALIS by either of the Companies or Spicer pursuant to this Agreement;

          (c) any breach or nonfulfillment on the part of either of the Companies or any of the Shareholders of any covenant contained in this Agreement;

          (d) the failure of either of the Companies or any of the Shareholders to obtain, prior to the Closing Date, any consents, approvals and waivers of governmental agencies or entities, lessors, landlords, suppliers, and other third parties as may be necessary to permit the consummation of the Merger and to permit the Surviving Corporation to continue to operate the business of either of the Companies in the manner presently conducted after the Closing Date;

          (e) the failure of the Surviving Corporation to collect any accounts receivable of either of the Companies existing on the Closing Date, net of reserve for bad debts set forth in the Financial Statements, within 180 days following the Closing Date; provided however, that upon receipt of full payment from Shareholders, the Surviving Corporation shall reassign to the Shareholders any such account receivable;

          (f) any federal, state, local or foreign taxes, including any interest and penalties thereon, due from either of the Companies or the Shareholders with respect to any period prior to the Closing Date, other than amounts accrued therefor on the Financial Statements.

     9.3 INDEMNITY AGREEMENT OF HALIS AND THE SURVIVING CORPORATION. HALIS and the Surviving Corporation shall indemnify and hold harmless the Shareholders (and their respective successors and assigns) from and against any and all direct or indirect requests, demands, claims, payments, defenses, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, liens, causes of action, suits, proceedings, judgments, losses, Damages (including without limitation punitive, exemplary or consequential damages and lost income and profits and interruptions of business), liabilities, costs, and expenses of any kind (including without limitation (i) interest, penalties and reasonable attorneys' fees and expenses, (ii) attorneys' fees and expenses necessary to enforce their rights to indemnification hereunder, and (iii) consultants' fees and other costs of defending or investigating any claim hereunder, and interest on any amount payable as a result of the foregoing) whether accrued, absolute, contingent, known, unknown or otherwise as of the Closing Date or thereafter asserted against, imposed upon or incurred by Shareholders or its respective representatives or assigns, (a "Loss of Shareholders") by reason of, resulting from, arising out of, based upon, awarded or asserted against in respect of or otherwise in respect of:

          (a) any period or periods of the Surviving Corporation beginning after the Closing and which involve any claims against the Shareholders or their respective assets relating to actions or inactions of HALIS or the Surviving Corporation or their respective officers, directors, shareholders, employees or agents after the Closing, or the operation of the Surviving Corporation after the Closing (except to the extent any of the foregoing arise from the acts or omissions of the Shareholders); and

          (b) any breach of any representation and warranty or nonfulfillment of any covenant or agreement on the part of HALIS or the Subsidiary contained in this Agreement, or any misrepresentation in or omission from or nonfulfillment of any covenant on the part of the HALIS or the Subsidiary contained in any certificate furnished or to be furnished to the Shareholders by HALIS or the Subsidiary pursuant to this Agreement.

     9.4  INDEMNIFICATION PROCEDURE.

          (a) Upon obtaining knowledge thereof, the party to be indemnified hereunder (the "Indemnitee") shall promptly notify the indemnifying party hereunder (the "Indemnitor") in writing of any damage, claim, loss, liability or expense or other matter which the Indemnitee has determined has given or could give rise to a claim for which indemnification rights are granted hereunder (such written notice referred to as the "Notice of Claim"). The Notice of Claim shall specify, in all reasonable detail, the nature and estimated amount of any such claim giving rise to a right of indemnification, to the extent the same can reasonably be estimated. Any failure on the part of an Indemnitee to give timely notice to the Indemnitor of a claim shall not affect the right of the Indemnitee to obtain indemnification from the Indemnitor with respect to such claim unless the Indemnitor is actually harmed by such failure to notify, and only to the extent of such actual harm.

          (b) With respect to any matter set forth in a Notice of Claim relating to a third party claim the Indemnitor shall defend, in good faith and at its expense, any such claim or demand, and the Indemnitee, at its expense, shall have the right to participate in the defense of any such third party claim. So long as Indemnitor is defending, in good faith, any such third party claim, the Indemnitee shall not settle or compromise such third party claim. The Indemnitee shall make available to the Indemnitor or its representatives all records and other materials reasonably required by them for use in contesting any third party claim and shall cooperate fully with the Indemnitor in the defense of all such claims. If the Indemnitor does not defend any such third party claim or if the Indemnitor does not provide the Indemnitee with prompt and reasonable assurances that the Indemnitor will satisfy the third party claim, the Indemnitee may, at its option, elect to defend any such third party claim, at the Indemnitor's expense. An Indemnitor may not settle or compromise any claim without obtaining a full and unconditional release of the Indemnitee, unless the Indemnitee consents in writing to such settlement or compromise. Notwithstanding the foregoing, if there is a reasonable probability that a third party claim for which HALIS or the Surviving Corporation has indemnification rights against the Shareholders hereunder will materially and adversely affect HALIS or the Surviving Corporation other than as a result of money damages or other payments, HALIS or the Surviving Corporation shall be entitled to conduct the defense of such claim at the Shareholders' expense.

     9.5 SET-OFF. HALIS and the Surviving Corporation shall have the right to set-off and apply against any other amounts owing from HALIS or the Surviving Corporation to Spicer under any other agreement between HALIS or the Surviving Corporation and Spicer, all sums in respect of which Spicer may be liable pursuant to Section 9.2 hereof, such right of set-off to be in addition to and not in lieu of or an election against any and all other remedies available to HALIS and the Surviving Corporation under this Agreement or at law or in equity.

     9.6 LIMITATIONS ON LIABILITY OF SPICER. Spicer shall have no liability with respect to Losses of HALIS arising under subparagraphs (a), (b), or (d) of
Section 9.2 until the total of all Losses of HALIS with respect thereto exceeds $50,000. If the aggregate Losses of HALIS exceed such $50,000 threshold, Spicer shall be liable for all Losses of HALIS to the extent (and only to the extent) Losses of HALIS exceed such $50,000 threshold.

SECTION 10.   REGISTRATION OF SHARES

     10.1 CERTAIN DEFINITIONS. As used in this Section 10, the following terms shall have the following respective meanings:

     "Registrable Securities" shall mean any of the HALIS Common Stock to be
      ----------------------
issued to the Shareholders in the Merger.

     "Initiating Holders" shall mean any holder or holders who in the aggregate
      ------------------
own not less than 50% of the aggregate number of Registrable Securities then existing, which have not previously been sold to the public.

     The terms "register", "registered" and "registration" refer to a
                --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     "Registration Expenses" shall mean all expenses incurred by HALIS in
      ---------------------
complying with this Section 10, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for HALIS, blue sky fees and expenses, and accountants' expenses including without limitation any special audits or "comfort" letters incident to or required by any such registration, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions, and, as to any registration effected pursuant to
Section 10.3, the reasonable fees and disbursements of one special counsel retained by the Holders of the Registrable Securities being registered.

     10.2 REGISTRATION UNDER SECURITIES ACT, ETC.

     Registration on Request.
     -----------------------

          (a)  Request.  At any time during the period commencing January 1,
               -------
1998 and ending December 31, 1998, if HALIS has not made a prior registration of its own equity securities subject to the provisions of Subsection 10.3 below, upon the written request of one or more Initiating Holders, requesting that HALIS effect the registration under the Securities Act of all or part of such Initiating Holders' Registrable Securities (but not less than 25% of the Registrable Securities outstanding) and specifying the intended method or methods of disposition thereof (which may include transactions in the over the counter or bulletin board market, negotiated transactions, or a combination of such methods of said, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, and with such transactions to be effected as the selling Shareholder or Shareholders shall deem appropriate), HALIS will promptly, but in any event within 10 business days, give written notice of such requested registration to all holders of Registrable Securities and thereupon will use its best efforts to effect the registration under the Securities Act of:

          (i) the Registrable Securities which HALIS has been so requested to register by such Initiating Holders, for disposition in accordance with the intended method or methods of disposition stated in such request,

          (ii) all other Registrable Securities which HALIS has been requested to register by the holders thereof by written request delivered to HALIS within 10 days after the giving of such written notice by HALIS (which request shall specify the intended method or methods of disposition of such Registrable Securities), and

          (iii) all shares of HALIS Common Stock which HALIS may elect to register for its own account in connection with the offering of Registrable Securities pursuant to this Section 10.2,

all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that HALIS shall not be required to effect more than one
            --------
registration pursuant to this Section 10.2.

          (b)  Registration Statement Form.  Each registration requested
               ---------------------------
pursuant to this Section 10.2 shall be effected by the filing of a registration statement on any form which HALIS is eligible to use, such form to be selected by HALIS, after consultation with counsel and after notice of such selection of such form is delivered to the holders of all Registrable Securities electing to participate in such registration; provided, however, that if the holders of at least a majority of the Registrable Securities as to which registration has been requested pursuant to this Section 10.2 shall so request, HALIS shall file such registration statement pursuant to the SEC's Rule 415, or any successor rule or regulation thereto, so as to permit the continuous or delayed offering of the Registrable Securities in accordance with the intended method of disposition specified in the Initiating Holder's notice pursuant to sub-section (a) of this
Section 10.2, but in no event shall HALIS be required to maintain the effectiveness of a registration under this Section 10.2 beyond the period specified in Section 10.4(b).

          (c)  Expenses.  Except as otherwise prohibited by applicable law,
               --------
HALIS will pay all Registration Expenses in connection with the registration of Registrable Securities requested pursuant to this Section 10.2.

          (d)  Effective Registration Statement.  A registration requested
               --------------------------------
pursuant to this Section 10.2 shall not be deemed to be effected unless it has been declared effective by the SEC or otherwise becomes effective, provided that
                                                                   --------
a registration which does not become effective after HALIS has substantially prepared and has filed or is in a position to file a registration statement with respect thereto solely by reason of the refusal to proceed of all of the Initiating Holders (other than any refusal to proceed based upon the advice of their counsel that the registration statement, or the prospectus contained therein, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing) shall be deemed to have been effected by HALIS pursuant to this Section 10.2.

          (e)  Registration Rights Exclusive.  HALIS will not register
               -----------------------------
securities for sale for the account of any person other than the holders of Registrable Securities, and will not, in any event, register any securities other than Registrable Securities, in any registration of Registrable Securities requested by one or more holders pursuant to this Section 10.2 (except for shares to be registered by or on behalf of HALIS where the underwriter, if any, does not object to the inclusion of such Company shares in the registration), unless, in each such case, permitted to do so by the written consent of such holders representing at least 51% (by number of shares) of the Registrable Securities as to which registration has been requested by such holders. HALIS will not grant to any Person the right to request a registration of securities prohibited by this subdivision (e).

          (f)  Separate Transferability of Demand Registration Rights.  In
               ------------------------------------------------------
connection with the transfer of any portion or portions of the Registrable Securities, any Shareholder may, at its sole election, transfer the demand registration entitlement granted by this Section 10.2 to and for the exclusive benefit of the Registrable Securities so transferred or may retain one or both of such demand registration entitlements for the exclusive benefit of the holders of the retained Registrable Securities. In such event, the terms "Initiating Holders" and "Registrable Securities" shall, for the purposes of this Section 10.2, refer exclusively to the Registrable Securities for whose benefit such rights have been transferred or retained, as the case may be. Such Shareholders shall effect the transfer or retention of demand registration rights hereunder by giving notice to HALIS concurrently with any transfer of Registrable Securities. Once the Shareholder has made a transfer of Registrable Securities without retaining the exclusive benefit of such rights to its retained Registrable Securities, it shall not thereafter, without the express written consent of the subsequent holders of such transferred Registrable Securities, purport to grant or retain demand registration rights to the exclusive benefit of any subset of the Registrable Securities transferred to the holders of such transferred Registrable Securities. Nothing contained in this
Section 10.2(f) shall be construed to require HALIS to effect more than one such demand registration pursuant to Section 10.2.

     10.3 INCIDENTAL REGISTRATION.  (a) Right to Include Registrable Securities.
                                        ---------------------------------------
If, at any time during the period commencing with the Closing Date and ending with December 31, 1997, HALIS proposes to register any of its equity securities under the Securities Act, whether or not for sale for its own account, on a form and in a manner which would permit registration of Registrable Securities held by any Shareholder for sale to the public under the Securities Act, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration, and upon the written request of any such holder delivered to HALIS within ten (10) business days after the giving of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method or methods of disposition thereof), HALIS will use its best efforts to effect the registration under the Securities

Act of all Registrable Securities which HALIS has been so requested to register by the holders of Registrable Securities (hereinafter "Requesting Holder"), to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that:
--------

          (i) if, at any time after giving such written notice of its intention to register any of its securities and prior to the effective date of the registration statement filed in connection with such registration, HALIS shall determine for any reason not to register such securities, HALIS may, at its election, give written notice of such determination to each holder of Registrable Securities and thereupon shall be relieved of its obligation under this Section 10.3 to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided in subdivision (b) of this Section 10.1);

          (ii) in connection with any offering involving an underwriting of shares of HALIS's capital stock, HALIS shall not be required under this Section to include the HALIS Common Stock of any Shareholder in such underwriting unless such Shareholder accepts the customary terms of the underwriting as agreed upon between HALIS and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their reasonable discretion will not jeopardize the success of the offering by HALIS. If the total amount of HALIS Common Stock, including HALIS Common Stock held by such Shareholder, requested by Shareholders to be included in such offering exceeds the amount of HALIS Common Stock sold other than by HALIS that the underwriters determine in their reasonable discretion is compatible with the success of the offering, then HALIS shall be required to include in the offering only that number of HALIS Common Stock, including the HALIS Common Stock held by such Shareholder, which the underwriters determine in their reasonable discretion will not jeopardize the success of the offering, but in no event shall (i) the amount of HALIS Common Stock of a Shareholder included in the offering be reduced below the percentage calculated by taking the number of shares of HALIS Common Stock owned by such Shareholder on the date of closing of this Agreement divided by the total number of shares of HALIS Common Stock outstanding on such date, and (ii) notwithstanding subclause (i) above, any shares being sold by a shareholder exercising a demand registration right similar to that granted in Section 10.2 be excluded from such offering; and

          (iii) HALIS shall not be obligated to effect any registration of Registrable Securities under this Section 10.1 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans or incidental to the registration of any non-equity securities not convertible into equity securities.

     (b)  Expenses.  Except as otherwise prohibited by applicable law, HALIS
          --------
will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 10.

     10.4 REGISTRATION PROCEDURES. If and whenever HALIS is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 10.1, HALIS will promptly:

          (a) prepare and (in any event within sixty (60) days of the last date on which the holders of Registrable Securities may notify HALIS of their request to include their Registrable Securities in such registration in accordance herewith) file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and other securities covered by such registration statement until the earlier of such time as all of such Registrable Securities and securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or the expiration of ninety (90) days after such registration statement becomes effective, unless Form S-3 shall be available to HALIS, in which case HALIS will maintain the effectiveness through and including the third anniversary date of the issuance of the Registrable Securities to the Shareholders; and will furnish, upon request, to each such seller and each Requesting Holder prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any such amendment or supplement to which any such seller or holder shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

          (c) furnish to each seller of such Registrable Securities and each Requesting Holder such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents, if any, incorporated by reference in such registration statement or prospectus, and such other documents, as such seller or Requesting Holder may reasonable request;

          (d) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of the states of the United States as each seller shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement, except that HALIS shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (d) be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

          (e) upon request, furnish to each seller of Registrable Securities and each Requesting Holder a signed counterpart, addressed to such seller and such Requesting Holder, and to the underwriter of any underwritten offering, of
(i) an opinion of counsel for HALIS, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), and (ii) a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified HALIS's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, as the principal underwriter for such sellers or such holders may reasonably request;

          (f) immediately notify each seller of Registrable Securities covered by such registration statement and each Requesting Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, which untrue statement or omission requires amendment of the registration statement or supplementation of the prospectus, and at the request of any such seller or holder, prepare and furnish to such seller and holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such registrable Securities, such prospectus shall not include an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that each holder of Registrable Securities registered pursuant to such registration statement agrees that he or it will not sell any Registrable Securities pursuant to such registration statement during the time that HALIS is preparing and filing with the SEC a supplement to or an amendment of such prospectus or registration statement.

          (g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

          (h) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

          (i) use its best efforts to list all Common Stock covered by such registration statement on each securities exchange on which any of the HALIS Common Stock is then listed or, if HALIS Common Stock is not then quoted on NASDAQ or listed on any national securities exchange, use its best efforts to have such HALIS Common Stock covered by such registration statement quoted on NASDAQ or, at the option of HALIS, listed on a national securities exchange.

HALIS may require each seller of Registrable Securities as to which any registration is being effected to furnish HALIS such information regarding such seller and the distribution of such securities as HALIS may from time to time reasonably request in writing and as shall be required by law or by the SEC in connection therewith.

     10.5 UNDERWRITTEN OFFERINGS.

          (a)  Underwritten Offerings Exclusive.  Whenever a registration
               --------------------------------
requested by one or more Holders pursuant to Section 10.2 is for an underwritten offering, only shares of Registrable Securities which are to be distributed by the underwriters designated by such holders may be included in such registration, unless such holders shall have permitted other securities to be included in such registration and such underwritten offering is provided in subdivision 10.2(e). If such holders shall determine that the number of shares of Registrable Securities and any such other securities to be sold in any such underwritten offering should be limited due to market conditions or otherwise, HALIS shall include in such registration to the extent of the number which HALIS is so advised can be sold in such offering (i) first, Registrable Securities
                                            -
requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares of such securities requested to be included by such holders, and (ii) other securities
                                                          --
of HALIS proposed to be included in such registration, in accordance with the priorities, if any, then existing among HALIS and the holders of such securities.

          (b)  Underwriting Agreement.  If requested by the underwriters for any
               ----------------------
underwritten offering of Registrable Securities on behalf of a holder or holders of Registrable Securities pursuant to a registration requested under Section 10.2, HALIS will enter into an underwriting agreement reasonably acceptable to HALIS with such underwriters for such offering, such agreement to contain such representations and warranties by HALIS and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities to the effect and to the extent provided in Section 10.2. The holders of Registrable Securities on whose behalf Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, HALIS to and for the benefit of such underwriters, shall also be made to and for the benefit of such holders of Registrable Securities. Such holders of Registrable Securities shall not be required by HALIS to make any representations or warranties to or agreements with HALIS or the underwriters other than reasonable representations, warranties or agreements (including indemnity agreements customary in secondary offerings) regarding such holder, such holder's Registrable Securities and such holder's intended method or methods of disposition.

          (c)  Incidental Underwritten Offerings.  If HALIS at any time proposes
               ---------------------------------
to register any of its securities under the Securities Act as contemplated by
Section 10.3 and such securities are to be distributed by or through one or more underwriters, HALIS will use its best efforts, if requested by any holder of Registrable Securities who requests incidental registration of Registrable Securities in connection therewith pursuant to Section 10.3, to arrange for such underwriters to include the Registrable Securities to be offered and sold by such holder among the securities to be distributed by or through such underwriters, provided that, for purposes of this sentence, best efforts shall
              --------
not require HALIS to reduce the amount or sale price of such securities proposed to be distributed by or through such underwriters. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between HALIS and such underwriters and the representations and warranties by, and the other agreements on the part of, HALIS to and for the benefit of such underwriters, shall also be made to and for the benefit of such holders of Registrable Securities, and HALIS will cooperate with such holders of Registrable Securities to the end that the conditions precedent to the obligations of such holders of Registrable Securities under such underwriting agreement shall not include conditions that are not customary in underwriting agreements with respect to combined primary and secondary distributions and shall be otherwise satisfactory to such holders. Such holders of Registrable Securities shall not be required by HALIS to make any representations or warranties to or agreements with HALIS or the underwriters other than reasonable representations, warranties or agreements (including indemnity agreements customary in secondary offerings) regarding such holder, such holder's Registrable Securities and such holder's intended method or methods of distribution.

          (d)  Selection of Underwriters.  Whenever a registration requested
               -------------------------
pursuant to Section 10.2 is for an underwritten offering, the holders of a majority of the Registrable Securities included in such registration shall have the right to select the managing underwriter(s) to administer the offering, after consulting with HALIS as to such selection and subject to the approval of HALIS, which approval will not be unreasonably withheld or delayed. If HALIS at any time proposes to register any of its securities under the Securities Act for sale for its own account and such securities are to be distributed by or through one or more underwriters, the selection of the managing underwriter(s) shall be made by HALIS and notice of the selection thereof delivered to the holders of all Registrable Securities eligible to participate in such registration.

          (e)  Holdback Agreements.  (i) If any registration pursuant to Section
               -------------------
10.2 or 10.3 shall be in connection with an underwritten public offering, each holder of Registrable Securities agrees by acquisition of such Registrable Securities, if so required by the managing underwriter, not to effect any public sale or distribution of Registrable Securities (other than as part of such underwritten public offering) within seven days prior to the effective date of such registration statement or 120 days after the effective date of such registration statement.

          (ii) HALIS agrees (A) not to effect any public sale or distribution of any of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven days prior to and the earlier of 90 days after any underwritten registration pursuant to Section 10.2 or 10.3 has become effective and the date on which all securities under such registration statement are sold, except as part of such underwritten registration and except pursuant to registrations on Form S-8 or any successor thereto, and (B) use its best efforts to cause each holder of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities, in each case purchased from HALIS at any time after the date of this Agreement (other than in a public offering) to agree not to effect any such public sale or distribution of such securities during such period.

     10.6 PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, HALIS will give the holders of Registrable Securities on whose behalf such Registrable Securities are to be so registered and their underwriters, if any, each Requesting Holder, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of HALIS with its officers and the independent public accountants who have certified its financial statements as shall be necessary in the opinion of such holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act. To minimize disruption and expense to HALIS during the course of the registration process, sellers of Registrable Securities to be covered by any such registration statement shall coordinate their investigation and due diligence efforts hereunder and, to the extent practicable, will act through a single set of counsel and a single set of accountants.

     10.7  INDEMNIFICATION.

           (a)  Indemnification by HALIS.  In the event of any registration of
                ------------------------
any securities of HALIS under the Securities Act, HALIS will, and hereby does, indemnify and hold harmless in the case of any registration statement filed pursuant to Section 10.2 or 10.3, the seller of any Registrable Securities covered by such registration statement, its directors, trustees and officers, each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act against any losses, claims, damages, liabilities or expenses, joint or several, to which such seller or Requesting Holder or any such director or officer or participating or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and HALIS will reimburse such seller, Requesting Holder and each such director, trustee, officer, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that
                                                                 --------
HALIS shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to HALIS through an instrument duly executed by such seller or such Requesting Holder or any such director, trustee, officer, participating person or controlling person specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or such Requesting Holder or any such director, officer, participating person or controlling person and shall survive the transfer of such securities by such seller. HALIS shall agree to make provision for contribution relating to such indemnity as shall be reasonably requested by any seller of Registrable Securities or the underwriters.

          (b)  Indemnification by the Sellers.  HALIS may require, as a
               ------------------------------
condition to including any Registrable Securities in any registration statement filed pursuant to sections 10.2 or 10.3, that HALIS shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this section 10.7) HALIS, each director of HALIS, each officer of HALIS who shall sign such registration statement and each other person, if any, who controls HALIS within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to HALIS through an instrument only executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of HALIS or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

          (c)  Notice of Claims, etc.  Promptly after receipt by an indemnified
               ----------------------
party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this section 10.7, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice
             --------
as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 10.7. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonable satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party (together with all
               --------  -------
other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

             (d)  Other Indemnification.  Indemnification similar to that
                  ---------------------
specified in the preceding subdivisions of this Section 10.7 (with appropriate modifications) shall be given by HALIS and each seller of Registrable Securities with respect to any required registration or other qualification of such Registrable Securities under any federal or state law or regulation of governmental authority other than the Securities Act.

             (e)  Indemnification Payments.   The indemnification required by
                  ------------------------
this Section 10.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurre d.

     10.8 AMENDMENTS AND WAIVERS. The provisions of this Section may be amended and HALIS may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if HALIS shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of 51% or more of the shares of Registrable Securities (and, in the case of any amendment, action or omission to act which adversely affects any specific holder of Registrable Securities or a specific group of holders of Registrable Securities, the written consent of each such holder or holders of 51% or more of the Registrable Securities held by such group). Each holder of any Registrable Securities at the time shall be bound by any consent authorized by this Section 10.8, whether or not such Registrable Securities shall have been marked to indicate such consent.

     10.9 NOMINEES FOR BENEFICIAL OWNERS. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, HALIS may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

      10.10 REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the Shareholders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Shareholder to sell securities of HALIS to the public without registration, HALIS agrees to use its reasonable efforts to: (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times; (b) file with the SEC in a timely manner all reports and other documents required of HALIS under the

Securities Act and the Exchange Act; and (c) furnish to any Shareholder forthwith upon request a written statement by HALIS that it has complied with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of HALIS, and such other reports and documents so filed by HALIS as may be reasonably requested in availing any Shareholder of any rule or regulation of the SEC permitting the selling of any securities of HALIS held by it without registration.

SECTION 11.   MISCELLANEOUS PROVISIONS

     11.1 SHAREHOLDERS' AGENT. The Shareholders hereby irrevocably appoint Philip E. Spicer as their agent for purposes of Sections 9 and 11.10(c) (the "Shareholders' Agent"), and Philip E. Spicer hereby accepts this appointment as the Shareholders' Agent. HALIS shall be entitled to deal exclusively with the Shareholders' Agent on all matters relating to Sections 9 and 11.10(c), and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Shareholder by the Shareholders' Agent, and on any other action taken or purported to be taken on behalf of any Shareholder by the Shareholders' Agent, as fully binding upon such Shareholder. If the Shareholders' Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Shareholders, then the Shareholders shall, within ten (10) days after such death or disability, appoint a successor agent and, immediately thereafter, shall notify HALIS of the identity of such successor. Any such successor shall become the "Shareholders' Agent" for purposes of Sections 9 and 11.10(c). If for any reason there is no Shareholders' Agent at any time, all references herein to the Shareholders' Agent shall be deemed to refer to the Shareholders.

     11.2 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

     11.3 FEES AND EXPENSES. Subject to Section 9, all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred in the future by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) any investigation and review conducted by such party of the other parties' business (and the furnishing of information in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the Merger shall be paid: (i) by HALIS, if incurred by HALIS or the Subsidiary; and (ii) by the Companies, if incurred by the Companies or the Shareholders; provided, however, that neither of the Companies shall incur any additional debt, defer the payment of any expenses, or take any other action not in the ordinary course of business for the purpose of providing funds for the payment of such expenses.

     11.4 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     11.5 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

     if to HALIS:                            with a copy to:

          HALIS, Inc.                             Smith, Gambrell & Russell
          1950 Spectrum Circle, Suite 400         3343 Peachtree Road, N.E.
          Marietta, Georgia 30067                 Suite 1800
          Attention: President                    Atlanta, Georgia 30326-1010
          Facsimile: (770) 857-4454               Attn:  William L. Meyer, Esq.
                                                  Facsimile:  (404) 264-2652

          if to either of the Companies:

               American Benefit Administrative Services, Inc. and
               Third Party Administrators, Inc.
               1733 Park Street, Suite 300
               Naperville, Illinois 60544
               Attn:  President
               Facsimile:  (630) 416-9310


         with a copy to:

               Huck, Bouma, Martin, Charlton & Bradshaw, P.C.
               1755 South Naperville Road, Suite 200
               Wheaton, Illinois 60187
               Attn:  Ralph R. Bouma, Jr., Esq.
               Facsimile:  (630) 221-1756
          if to any of the Shareholders:

               c/o Philip E. Spicer
               805 Jeffrey Court
               Wheaton, Illinois  60187

     11.6 CONFIDENTIALITY. On and at all times after the Closing Date, the Companies and each Shareholder shall keep confidential, and shall not use or disclose to any other Person, any non-public document or other non-public information in the Companies or such Shareholder's possession that relates to the business of HALIS or the Subsidiary.

     11.7   TIME OF THE ESSENCE.  Time is of the essence of this Agreement.

     11.8 HEADINGS. The bold-faced Section headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     11.9 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     11.10  GOVERNING LAW; VENUE.

            (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Georgia (without giving effect to principles of conflicts of laws).

            (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought to or otherwise commenced in any state or federal court located in Cobb County, Georgia. Each party to this Agreement:

                 (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in Cobb County, Georgia (and each appellate court located in the State of Georgia) in connection with any such legal proceeding;

                 (ii) agrees that each state and federal court located in Cobb County, Georgia shall be deemed to be a convenient forum; and

                 (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in Cobb County, Georgia, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

            (c) The Shareholders irrevocably constitute and appoint the Shareholders' Agent as their agent to receive notices hereunder and service of process in connection with any legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement.

     11.12 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon: the Companies and their successors and assigns (if any); the Shareholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); HALIS and its successors and assigns (if any); and the Subsidiary and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Companies ; the Shareholders; HALIS; the Subsidiary; and the respective successors, heirs personal representatives and assigns (if any) of the foregoing. Following the Merger, HALIS may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 9), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

     11. REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

     11.13  WAIVER.

            (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

            (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     11.14 AMENDMENTS. Subject to Section 10.9, this Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

     11.15 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     11.16 PARTIES IN INTEREST. Except for the provisions of Sections 9 and 10, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors, heirs, personal representatives and assigns (if any).

     11.17 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof, including without limitation the Letter of Intent (other than paragraph 7 thereof, which shall survive to the extent provided herein).

     11.18  CONSTRUCTION.

            (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

            (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

            (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

            (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

     The parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                   "HALIS"
                                   HALIS, INC., a Georgia corporation


                                   By: /s/ Larry Fisher
                                      -----------------
                                      Larry Fisher, President

                              "SUBSIDIARY"
                              ABAS/TPA ACQUISITION CO., a Georgia corporation


                              By: /s/ Larry Fisher
                                 ----------------------------------------------
                                 Larry Fisher, President


                              "THE COMPANIES"
                              AMERICAN BENEFIT ADMINISTRATIVE SERVICES, INC., an Illinois corporation


                              By: /s/ Philip E. Spicer
                                 -----------------------------------------------
                                 Philip E. Spicer, President


                              THIRD PARTY ADMINISTRATORS, INC.,
                              an Illinois corporation


                              By: /s/ Philip E. Spicer
                                 -----------------------------------------------
                                 Philip E. Spicer, President


                              "THE SHAREHOLDERS"



                              /s/ Philip E. Spicer                        (SEAL)
                              --------------------------------------------
                              Philip E. Spicer


                              /s/ George Duczak                           (SEAL)
                              --------------------------------------------
                              George Duczak


                              /s/ Peter R. Indovina                       (SEAL)
                              --------------------------------------------
                              Peter R. Indovina

                                   EXHIBIT A

Shareholders of American Benefit Administrative Services, Inc. and Third Party Administrators, Inc.



Shareholders of American Benefit Administrative
-----------------------------------------------
Services, Inc.
--------------

Philip E. Spicer
George Duczak
Peter R. Indovina


Shareholders of Third Party Administrators, Inc.
------------------------------------------------

Philip E. Spicer
George Duczak
Peter R. Indovina

                                   EXHIBIT B

                              CERTAIN DEFINITIONS


     For purposes of the Agreement (including this Exhibit B):

     ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction involving:

          (1) the sale, license, disposition or acquisition of all or a material portion of either of the Companies' business or assets;

          (2) the issuance, disposition or acquisition of (i) any capital stock or other equity security of either of the Companies or HALIS, as the case may be; (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire, or otherwise relating to, any capital stock or other equity security of either of the Companies or HALIS, as the case may be; or
(iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of either of the Companies or HALIS, as the case may be; or

          (3) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving either of the Companies or HALIS, as the case may be.

     AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit B is attached (including the Disclosure Schedule), as it may be amended from time to time.

     COMPANY CONTRACT. "Company Contract" shall mean any Contract: (a) to which either of the Companies is a party; (b) by which either of the Companies or any of its assets are or may become bound or under which either of the Companies has, or may become subject to, any obligation; or (c) under which either of the Companies has or may acquire any right or interest.

     COMPANY PROPRIETARY ASSET. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to either of the Companies or otherwise used by either of the Companies.

     CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

     CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan, or legally binding commitment or undertaking of any nature.

     DAMAGES. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

     DISCLOSURE SCHEDULE. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to HALIS on behalf of the Companies and the Shareholders.

     EMPLOYEE BENEFIT PLAN. "Employee Benefit Plan" shall have the meaning specified in Section 3(3) of ERISA.

     ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security), any restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

     ENVIRONMENTAL LAW. "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

     EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     GOVERNMENTAL AUTHORIZATION.  "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

     GOVERNMENTAL BODY. "Governmental Body" shall mean any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city, local or other political subdivision.

     LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitute, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     MATERIAL ADVERSE EFFECT. A violation or other matter will be deemed to have a "Material Adverse Effect" on either of the Companies if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in the Shareholders' Closing Certificate but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on either of the Companies' business, condition, assets, liabilities, operations, financial performance or prospects.

     MATERIALS OF ENVIRONMENTAL CONCERN. "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, asbestos, PCBs, petroleum and petroleum products and any other substance that is now or in the future regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

     PERSON.  "Person" shall mean any individual, Entity or Governmental Body.

     PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, source code, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

     REPRESENTATIVES "Representatives" shall mean officers, directors, employees, agents, attorneys, accounts, advisors and representatives.

     SEC.  "SEC" shall mean the United States Securities and Exchange
Commission.

     SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

     TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales, tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

     TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.